                                    EXHIBIT 10.12










                                       HASTINGS

                                   SHOPPING CENTER

                                        LEASE

                                       BETWEEN

                     COUNTY CROSSROADS CENTER LIMITED PARTNERSHIP

                                       LANDLORD

                                         AND

                             CONSUMER CREDIT CORPORATION

                                        TENANT

                                  TABLE OF CONTENTS
                                                                       Page
                                                                       ----

ARTICLE I          PREMISES AND TERM . . . . . . . .  . . . . . . . . .  1

ARTICLE II         MINIMUM RENT. . . . . . . . . . .  . . . . . . . . .  1

ARTICLE III        PERCENTAGE RENT . . . . . . . . .  . . . . . . . . .  2

ARTICLE IV         SALES REPORTS . . . . . . . . . .  . . . . . . . . .  2

ARTICLE V          COMMON AREAS. . . . . . . . . . .  . . . . . . . . .  3

ARTICLE VI         USE . . . . . . . . . . . . . . .  . . . . . . . . .  4

ARTICLE VII        UTILITIES . . . . . . . . . . . .  . . . . . . . . .  5

ARTICLE VIII       REPAIRS . . . . . . . . . . . . .  . . . . . . . . .  5

ARTICLE IX         INSTALLATIONS, ALTERATIONS AND SIGNS . . . . . . . .  6

ARTICLE X          INDEMNITY  . . . . . . . . . . . . . . . . . . . . .  7

ARTICLE XI         INSURANCE  . . . . . . . . . . . . . . . . . . . . .  8

ARTICLE XII        FIRE OR OTHER CASUALTY . . . . . . . . . . . . . . . 10

ARTICLE XIII       EMINENT DOMAIN . . . . . . . . . . . . . . . . . . . 11

ARTICLE XIV        ASSIGNMENT AND SUBLETTING  . . . . . . . . . . . . . 12

ARTICLE XV         ACCESS TO PREMISES . . . . . . . . . . . . . . . . . 13

ARTICLE XVI        REMEDIES . . . . . . . . . . . . . . . . . . . . . . 13

ARTICLE XVII       SURRENDER OF POSSESSION  . . . . . . . . . . . . . . 17

ARTICLE XVIII      SUBORDINATION  . . . . . . . . . . . . . . . . . . . 17

ARTICLE XIX        NOTICES  . . . . . . . . . . . . . . . . . . . . . . 18

ARTICLE XX         TAXES  . . . . . . . . . . . . . . . . . . . . . . . 18

ARTICLE XXI        MERCHANT'S ASSOCIATION . . . . . . . . . . . . . . . 19

ARTICLE XXII       GENERAL  . . . . . . . . . . . . . . . . . . . . . . 19

ARTICLE XXIII      SECURITY DEPOSIT   . . . . . . . . . . . . . . . . . 22

ARTICLE XXIV       ESTOPPEL CERTIFICATE . . . . . . . . . . . . . . . . 23

ARTICLE XXV        TITLE  . . . . . . . . . . . . . . . . . . . . . . . 23

ARTICLE XXVI       PREPARATION OF LEASED PREMISES . . . . . . . . . . . 23

                                SHOPPING CENTER LEASE

    THIS LEASE is made as of August 27, 1993, by and between COUNTY CROSSROADS CENTER LIMITED PARTNERSHIP, a Minnesota Limited Partnership ("Landlord") and Consumer Credit Corporation, a Minnesota corporation ("Tenant"), under the laws of Minnesota.

                                      ARTICLE I
                                  PREMISES AND TERM

    SECTION 1.1. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the store unit outlined in red on Exhibit A hereto. The premises outlined in red is hereafter called the "lease premises", and the parties agree that the same contains approximately One thousand four hundred and sixteen (1,416) square feet. Upon completion of construction, Landlord's architect shall field measure the leased premises to confirm the actual square footage.
In the event said field measurement results in a number which is greater or lesser that the square footage described in this Section 1.1, the actual square footage of the leased premises pursuant to said field measurement shall govern this Lease. Said store unit is situated in Hastings, Dakota County, Minnesota, and is located in County Crossroads Center (the "Center"). The Center is located on land legally described in Exhibit B hereto. The Center name is subject to change by Landlord.

    SECTION 1.2.  The leased premises is leased to Tenant for a term of three
(3) years commencing on the ____ day of _____, 19 ___, and ending on the ____ day of _____, 19___, unless sooner terminated as provided in this lease.

    SECTION 1.3. The blanks with respect to the commencement and termination dates of this lease have been left blank. The blank with respect to the commencement of the term shall be completed with a date thirty (30) days after Landlord issues a Certificate of Substantial Completion of Landlord's work in the leased premises, or on the date on which Tenant actually opens for business, whichever is earlier. The last day of the term of this lease shall be a date three (3) years after the first day of the first calendar month included in the lease term. Landlord shall have the right to insert the commencement and termination dates as so determined or the said dates maybe set by amendment if required by either party. In the event a dispute occurs as to whether or not the leased premises is substantially completed on the date so designated by Landlord, a certificate of Landlord's architect that the Landlord's work in the leased premises was substantially completed on said date in accordance with the plans an specifications therefor shall be conclusive and binding upon the parties hereto.

                                      ARTICLE II
                                     MINIMUM RENT

    SECTION 2.1. Fixed annual minimum rent shall be payable by Tenant in equal monthly installments, on or before the first day of each month in advance at the office of Landlord or at such other place designated by Landlord in writing from time to time without prior demand therefor. Said fixed annual minimum rent shall be equal to the square footage of the leased premises multiplied by Seven and fifty/100 Dollars ($7.50) per square foot of space within the leased premises. the rental amounts set forth below will be adjusted to reflect the actual square footage of the leased premises pursuant to the field measurement described in Section 1.1 above. The parties agree that until adjustment following the field measurement, fixed annual minimum rent shall be Ten thousand six hundred and twenty Dollars ($10,620.00) payable Eight Hundred and eighty-five Dollars ($885.00) per month.

    SECTION 2.2. Tenant waives and disclaims any present or future right to withhold any rent payment or other payment due under this lease, or to set off in any action for rent, against any obligation of Landlord, however incurred, and agrees that it will not claim or assert any right to so withhold or set-off.

    SECTION 2.3. All rental and other sums payable hereunder by Tenant which are not paid within ten (10) days after due shall bear interest from the date due to the date paid at the rate of 18% per annum, or the highest rate permitted by law which ever is less. In addition to the above, Tenant shall pay Landlord a $30.00 service charge for all monthly minimum rent payments not paid by the day of the month for which they are payable. Said $30.00 charge is a service charge to partially cover Landlord's extra expense in handling delinquent payments.

                                     ARTICLE III
                                   PERCENTAGE RENT

    SECTION 3.1.  Deleted.

    SECTION 3.2.  Deleted.

    SECTION 3.3.  Deleted.

    SECTION 3.4.  Deleted.

    SECTION 3.5.  Deleted.

    SECTION 3.6.  Deleted.

    SECTION 3.7.  Deleted.

                                      ARTICLE IV
                                    SALES REPORTS

    SECTION 4.1.  Deleted.

                                      ARTICLE V
                                     COMMON AREAS

    SECTION 5.1. The term "common areas" means all of the Center and Center improvements expect the areas which are constructed for lease to tenants or hereafter are leased to tenants. Landlord has made no representation as to identity, type, size or number of other stores or tenancies in the Center, and Landlord reserves the unrestricted right to change the building perimeters, driveways, parking areas, store sizes and identity and type of other stores or tenancies and add buildings and other structures, provided only that the size of the leased premises, reasonable access to the leased premises and minimum parking facilities as required by governmental authorities having jurisdiction, shall not be substantially or materially impaired, subject to the provisions of
Article XIII hereof.

    SECTION 5.2. Landlord grants to Tenant, its employees, customers and invitees, the nonexclusive right during the term of this lease to use the common areas from time to time constructed, with such use to be common with Landlord and all tenants of Landlord, its and their employees, customers, and invitees. Tenant shall not at any time interfere with the rights of Landlord and other tenants, its and their employees,customers and invitees, to use any part of the common areas. It is understood and agreed that Landlord may contract for mutual easement rights with adjoining landowners who shall thereafter along with their employees, customers, and invitees use the common areas in common with Landlord, Tenant and all tenants of Landlord, and their employees, customers, and invitees to the extent of the adjoining landowners' contract rights.

    SECTION 5.3. Landlord agrees to provide, and Tenant agrees to pay as additional rent Tenant's proportionate share of all common area expenditures by Landlord, including, but not limited to, water and sewer charges, the cost of managing, repairing, insuring (both the common areas and common area maintenance employees), operating, securing, traffic regulating, lighting, cleaning, snow and garbage removal, line painting and maintenance, including such replacement and repair of paving, curbs, sidewalks, roofs, landscaping, drainage, lighting facilities, signage and other common areas, and including the cost of heating, ventilating, air conditioning, lighting, insuring and maintaining the Center's enclosed mall and walkway areas, if any, (plus fifteen percent (15%) of the otherwise total of the foregoing for overhead) in monthly payments with the monthly rent payments. Tenant's proportionate share of such costs shall be based on the proportion the total square foot area in the leased premises bears to the total square foot rentable area in the Center. The cost of managing the common areas shall also include a management services fee equal to five percent (5%) of the fixed annual minimum rent and percentage rent as provided in Articles II and III, respectively, of this lease. The monthly payments may be based on Landlord's reasonable estimate of the costs subject hereto made at the beginning of each calendar year during the term of this lease, and as adjusted from time to time during the year by Landlord. At the end of each such calendar year, Landlord shall furnish a statement of all costs subject hereto and Tenant's share thereof certified to by Landlord. If, at the end of any such calendar year, the amount paid by Tenant is greater than its share as shown on said statement the excess shall be credited against the next rent payments due hereunder. If at the end of any such calendar year, the amount paid by Tenant is less than its share as shown on said statement, the deficiency shall be payable with the next monthly minimum rent payment due hereunder. Common area rent includes property taxes, and special assessments; water and sewer charges; all common area electricity, heating, air conditioning and all insurance to be provided by Landlord. At the time of signing this Lease, Landlord represents to Tenant that the budget for common area expenditures for 1993 does not exceed $4.00 per square foot for the leased premises.

                                      ARTICLE VI
                                         USE

    SECTION 6.1. The leased premises may be used only for a Loan and Thrift Company (which permits the taking of deposits and making loans) office (subject always to the provisions of Section 6.2 of this Article VI) and for no other purpose without the written consent of Landlord. Tenant agrees to occupy the leased premises upon the commencement date of the term hereof and to operate continuously the entire leased premises, fully stocked and adequately staffed during the term of this lease, and to conduct its business at all times in good faith, in a high grade and reputable manner. Tenant shall conduct its business in the leased premises during the regular customary days and hours for such type of business in the city or trade area in which the shopping center is located, and will keep the leased premises open for business during the days, nights, and hours designated by Landlord as standard Center operating periods from time to time. Tenant shall not violate any laws, ordinances and regulations affecting the leased premises or Tenant's business therein, plus insurance company requirements affecting the cleanliness, safety, use and occupation of the leased premises. Tenant shall store in the leased premises only such goods, wares and merchandise as Tenant intends to offer for sale at retail from the leased premises. Without limiting the general prohibition against other uses, it is expressly agreed that Tenant in no event will use the leased premises for the sale of liquor, for the operation of a bank, a restaurant or a video store.

    SECTION 6.2. Tenant shall not, without Landlord's prior written consent, conduct any auction, fire, closing-out or bankruptcy sales in or about the leased premises nor obstruct the common areas or use the same for business or display purposes, nor abuse walls, ceilings, partitions, floors, wood, stone, or iron work, nor use plumbing for any purpose other than that for which constructed, nor make or permit any noise or odor objectionable to the public, to other occupants of the Center or the Landlord to emit from the leased premises; nor create, maintain or permit a nuisance thereon; nor do any act to injure the reputation of the Center; nor without Landlord's prior written consent, place or permit any radio or television antenna, loud speaker or sound amplifier, or any phonograph or other devices similar to any of the foregoing outside of the building in which the leased premises is located or at any place where the same may be seen or heard outside of said building; nor, where loading and delivery services are provided, use or permit to be used other entrances for delivery or pick-up of merchandise. Tenant shall not permit any blinking or flashing light to emit from the leased premises. Tenant shall keep the leased premises and loading platform areas allowed for the use of Tenant, clean and free from rubbish and dirt at all times, and shall store all trash and garbage within the leased premises and will make the same available for regular pick-up which Landlord will arrange at Tenant's expense. Tenant shall not burn any trash or garbage at any time in or about the leased premises or the Center.

    SECTION 6.3. Tenant agrees not to either directly or indirectly operate any other retail store within a radius of five (5) miles of the leased premises of a type similar to the one authorized hereunder for the leased premises.

    SECTION 6.4. Landlord reserves the right, without liability to Tenant, to refuse admission to the Center and the leased premises outside ordinary business hours to any person not known to any watchman in charge, or properly identified, to eject any person from the Center whose conduct may tend to be harmful to the safety and interest of Center tenants or to close any part of the Center during any riot or other commotion where person or property may be imperiled.

    SECTION 6.5. Tenant may use the Center name as its advertised address when referring to its business in the leased premises in newspaper and other advertising. The right to use such name for such purpose for the term of this lease is hereby licensed by Landlord to Tenant. Landlord retains all property rights in such name and Tenant shall not acquire or have any rights in or to such name other than as are expressly granted by Landlord in this Section 6.5 or otherwise in writing.

                                     ARTICLE VII
                                      UTILITIES

    SECTION 7.1. The leased premises is constructed to utilize individual heating and air conditioning systems. Tenant agrees to keep the air conditioning and heating systems operating during business hours at levels sufficient to satisfy the requirements of the leased premises. Tenant shall pay for all heating, air conditioning, electricity, and gas used in the leased premises. If Landlord elects to supply electricity to the leased premises, Tenant shall use only electricity supplied by Landlord in the leased premises and shall pay for all electricity to supplied by Landlord in the leased premises and shall pay for all electricity so supplied by Landlord at rates no greater than if supplied by the public utilities which would otherwise serve the leased premises.

    SECTION 7.2.  Deleted.

    SECTION 7.3. Landlord shall not be liable in damages or otherwise if the furnishing by Landlord or by any other suppliers of any utility or other service to the leased premises shall be interrupted or impaired by fire, repairs, accident, or by any causes beyond Landlord's reasonable control.

                                     ARTICLE VIII
                                       REPAIRS

    SECTION 8.1. Landlord shall keep the foundations, structural portions of the exterior walls (except plate glass or glass) and roof and all heating, air conditioning, ventilation, (except heating, air condition and ventilation systems serving the leased premises) electrical and plumbing systems exterior to the leased premises in good repair and, if necessary or required by proper governmental authority, make modification or replacements thereof; provided that Landlord shall make, at Tenant's expense: (1) all repairs, modifications or replacements to the heating, ventilation, and air conditioning equipment serving the leased premises solely even if located outside the leased premises and (2) any such repairs, modifications or replacements which become necessary or desirable by reason of the act or negligence of Tenant, its agents, servants or employees, or by reason of any illegal entry into or upon the leased premises.

    SECTION 8.2. Except as provided in Section 8.1 of this Article VII the Landlord shall not be obliged to make repairs, replacements or improvements of any kind upon the leased premises, or any equipment, facilities or fixtures therein contained, which shall at all times be kept in good order, condition and repair by Tenant, and in a clean, sanitary and safe condition and which shall not violate any applicable laws, ordinances and regulations of any governmental authority having jurisdiction. Tenant shall permit no waste, damage or injury to the leased premises.

    SECTION 8.3. Tenant shall forthwith at its own cost and expense replace with glass of the same quality any cracked or broken glass, including plate glass or glass and any interior and exterior windows and doors in the leased premises, and any interior and exterior windows and doors in the leased premises. If specifically required by Landlord, Tenant shall maintain a policy or policies in companies acceptable to Landlord insuring Landlord and Tenant, as their interests may appear, against breakage of all such glass in the leased premises and shall deposit, such policy or policies or certificates evidencing their existence, together with evidence of the payment of the premiums thereon, with Landlord at the commencement of the term and at least thirty (30) days prior to the expiration of each such policy.

                                      ARTICLE IX
                         INSTALLATIONS, ALTERATIONS AND SIGNS

    SECTION 9.1. As soon as reasonably possible after a notice of substantial completion has been issued for the leased premises Tenant shall have the privilege, minimum rent free, of entering the leased premises for the purpose of installing Tenant's leasehold improvements, setting Tenant's fixtures and storing Tenant's merchandise, all to be done without interference with the work of Landlord. Such entry of the leased premises by Tenants for this purpose shall not be construed as acceptance of the leased premises or as a waiver of any of the provisions hereof. Tenant shall, as soon as possible after notice from Landlord proceed to get the leased premises ready for occupancy so that the leased premises is ready to open for business at or substantially at the same time as a majority of stores in the Center. When, prior to the commencement of the term, Tenant shall enter the leased premises, it is agreed that such entry shall be at the Tenant's sole risk. Without limiting the foregoing, Tenant hereby agrees, and it is made the strictest requirement of any such entry, that before entering the leased premises, Tenant will cause all insurance coverage required to be provided by Tenant to be fully in effect on and after the first day of occupancy of the leased premises by the Tenant. In addition, Tenant will deliver to Landlord satisfactory proof that all workmen of Tenant or any of Tenant's contractors or subcontractors entering upon the leased premises are properly covered by worker's compensation insurance.

    SECTION 9.2. Tenant, at its own expense, shall maintain its leasehold improvements, store fixtures, floor covering, interior painting and decorating as required by it.

    SECTION 9.3. Tenant shall not erect or install any signs, advertising media or make changes to the leased premises which may be seen from outside the leased premises without Landlord's prior written consent, which shall not be unreasonably withheld. Use of the roof is reserved for Landlord. Tenant shall keep all exterior signs, exterior improvements made by Tenant with Landlord's consent, and its store front in good condition and repair.

    SECTION 9.4. Tenant shall not make any structural repairs without the Landlord's written consent, nor shall Tenant make any repairs, alterations or additions to the leased premises or make any contract therefor for work in excess of $2,000.00 without first procuring Landlord's written consent, which shall not be unreasonably withheld. Tenant shall furnish such indemnification against liens and other claims as Landlord may require. Landlord may condition its consent on such indemnification being furnished by Tenant. All alterations, additions, improvements and fixtures, other than trade fixtures, which may be made or installed by either of the parties hereto upon the leased premises and which in any manner are attached to the floors, walls or ceilings, at the termination of this lease, shall become the property of Landlord, and shall remain upon and be surrendered with the leased premises as a part thereof, without damage or injury; any floor covering affixed to the floor shall likewise become the property of Landlord, all without compensation or credit to Tenant. All fixtures installed by Tenant shall be new or completely reconditioned.

    SECTION 9.5. Tenant shall promptly pay all contractors and materialmen, so as to minimize the possibility of a lien attaching to the leased premises, and should any lien be made or filed, Tenant shall bond against or discharge the same within fifteen (15) days after filing. Nothing in this lease contained shall be construed as a consent on the part of the Landlord to subject the Landlord's estate in the leased premises to any lien or liability under the lien laws of the State in which the leased premises is located.

                                      ARTICLE X
                                      INDEMNITY

    SECTION 10.1. Tenant agrees to defend, indemnify and hold Landlord and Wal-Mart Stores, Inc., harmless from and against any and all claims, demands, damages, costs and expenses, including, without limitation, attorneys' fees, arising from: (i) Tenant's use of the leased premises as a Loan and Thrift Company; (ii) any breach or default by Tenant in the performance of any covenant or agreement under this lease; (iii) injury to person or damage to property occurring in or around the leased premises; or, (iv) any act or negligence of Tenant, its agents, contractors, servants, employees, sublessees, concessionaires or licensees, in or about the leased premises, the sidewalks adjoining the same, any loading platform area allocated to the use of Tenant and anywhere in the Center; provided however, that paragraph 10.1 shall not apply to any such claims, demands, damages, costs or expenses (herein "Claims") to the extent they arise out of acts or omissions of the Landlord, Wal-Mart, their agents, contractors, employees, licensees, lessees, assigns or concessionaires and provided further that Landlord shall promptly notify Tenant of such Claims and shall permit Tenant to have full control and management of negotiation or litigation of such Claims.

    Except for negligent acts or omissions by Landlord or Wal-Mart, their employees, agents or contractors, Landlord shall not be liable and Tenant waives and releases Landlord and Wal-Mart Stores, Inc., their employees, agents and contractors, from all claims, liabilities and causes of action against Landlord and Wal-Mart Stores, Inc., their employees, agents and contractors for all damage, injury to or loss or destruction of property belonging to Tenant (including, without limitation, all improvements, fixtures, equipment, supplies and merchandise) sustained by Tenant or Tenant's employees, agents and servants resulting from (i) any accidents or occurrences in or about the Center; (ii) any equipment located within the leased premises or appurtenant thereto becoming out of repair; (iii) any accidents or occurrences in or about the leased premises or the building in which the same are situated; or (iv) resulting directly or indirectly from any act or neglect of any other tenant in the Center. This waiver shall include, without limitation, damage or injury to persons or property arising from steam, excessive heat or cold, falling plaster, broken glass, sewage, gas, odors or noise, or bursting or leaking pipes or plumbing fixtures. All property within the leased premises belonging to the Center and all property either within or outside of the leased premises belonging to Tenant or any occupant of the leased premises or the Center shall be at the risk of Tenant or such person only, and Landlord shall not be liable for damage thereto or theft or misappropriation thereof.

    SECTION 10.2. Landlord hereby waives and releases Tenant, its employees, agents and contractors, from all claims, liabilities and causes of action against Tenant and its employees, agents and contractors for loss, injury, damage to, or destruction of, the buildings and other improvements situated in the Center resulting from fire or other perils included in the standard fire and extended coverage insurance maintained by Landlord.

    Landlord and Tenant both agree that each party will maintain insurance with respect to his own property in accordance with the provisions of the lease, and that each will look to his own insurer for reimbursement for any loss, and further that the insurer involved shall have no subrogation rights against the other party.

                                      ARTICLE XI
                                      INSURANCE

    SECTION 11.1. Tenant shall not carry any stock of goods or do anything in or about said leased premises which shall in any way tend to increase insurance rates on said leased premises or the building in which the same is located. If Landlord shall consent to such use, Tenant agrees to pay as additional rental any increase in premiums for insurance against loss by fire or extended coverage risks resulting from the business carried on in the leased premises by Tenant. If Tenant installs any electrical equipment that overloads the poser lines to the building, Tenant shall, at its own expense, make whatever changes are necessary to comply with the requirements of insurance underwriters and insurance rating bureaus and governmental authorities having jurisdiction.

    SECTION 11.2. Tenant agrees to procure and maintain a policy or policies of liability insurance, at its own cost and expense, insuring Landlord and Tenant from all claims, demands, or actions for injury or death sustained by one person as a result of any one occurrence in the amount of One Million Dollars ($1,000,000), for injury or death sustained by more than one person in the amount of Two Million Dollars ($2,000,000) and for property damage in the amount of not less than Five Hundred Thousand Dollars ($500,000), made by or on behalf of any person or persons, firm or corporation arising from, related to or connected with, the conduct and operation of Tenant's business in the leased premises. Tenant shall carry like coverage against loss or damage by boiler or internal explosion by boilers, if there is a boiler in the leased premises.
Said insurance shall not be subject to cancellation except after at least thirty
(30) days prior written notice to Landlord and Landlord's mortgagee(s), and the policy or policies, or duly executed certificate or certificates for the same, together with satisfactory evidence of the payment of premium thereon, shall be deposited with Landlord and Landlord's mortgagee(s) at the commencement of the term and upon any renewal of said insurance not less than thirty (30) days prior to the expiration of the term of such coverage.

    Landlord agrees to procure and maintain a policy or policies of liability insurance, insuring Landlord and Tenant from all claims, demands, or actions for injury or death sustained by one person as a result of any one occurrence in the amount of One Million Dollars ($1,000,000), for injury or death sustained by more than one person in the amount of Two Million Dollars ($2,000,000) and for property damage in the amount of not less than Five Hundred Thousand Dollars ($500,000), made by or on behalf of any person or persons, firm or corporation arising from, related to or connected with, the conduct and operation of the Center. Landlord shall carry like coverage against loss or damage by boiler or internal explosion by boilers, if there is a boiler in the leased premises.
Said insurance shall not be subject to cancellation except after at least thirty
(30) days prior written notice to Tenant, and the policy or policies, or duly executed certificate or certificates for the same, together with satisfactory evidence of the payment of premium thereon, shall, at the request of Tenant, be deposited with Tenant at the commencement of the term and upon any renewal of said insurance not less than thirty (30) days prior to the expiration of the term of such coverage. Tenant shall reimburse Landlord, monthly with its rental payments as a part of common area payments under Section 5.3, for its share of the actual net cost and expense to Landlord of such insurance. Tenant's share of such costs shall be that fractional part of the total of such costs as the total area of the leased premises bears to the total rentable area of all buildings and structures constituting part of the Center. One-twelfth of the amount due shall be payable on the first day of each month and added to the monthly rental.

    SECTION 11.3. Landlord shall procure at its initial expense, fire and extended coverage (including coverage for rental loss in connection with damage and destruction covered by the said fire and extended coverage insurance) and other reasonably necessary insurance on the Center. Tenant shall reimburse Landlord, monthly with its rental payments as a part of common area payments under Section 5.3, for its share of the actual net cost and expense to Landlord of such insurance. Tenant's share of such costs shall be that fractional part of the total of such costs as the total area of the leased premises bears to the total rentable area of all buildings and structures constituting part of the Center. One-twelfth of the amount due shall be payable on the first day of each month and added to the monthly rental. This amount may be based on an estimate until the actual premiums are available and when available an adjustment shall be made and any difference shall be payable based on Tenant's actual share as so determined.

    SECTION 11.4. Landlord and Tenant shall each maintain at its own cost and expense, fire and extended coverage, vandalism, malicious mischief and special extended coverage insurance in an amount adequate to cover the cost of replacement of all of its property (including alterations, changes, decorations, additions, fixtures and improvements) in the event of a loss, in companies and in form acceptable to the other party. Tenant shall reimburse Landlord for purchase of such insurance as provided in Section 11.3. The insurance which each party agrees to carry in this section shall insure full insurable value of the property, improvements and betterments installed by each party in the Center, whether the same have been paid for entirely or partially by such party. Each party will further deposit the policy or policies of such insurance or certificate thereof with the other party, except that Landlord shall be required to make such deposit only if the Tenant requests Landlord to do so.

    SECTION 11.5. All insurance provided for in this lease shall be obtained from companies licensed to do business in the State of Minnesota.

                                     ARTICLE XII
                                FIRE OR OTHER CASUALTY

    SECTION 12.1. If the leased premises shall be damaged or destroyed by fire or casualty insured under Landlord's fire and extended coverage insurance policy provided hereinabove, but are not thereby rendered untenantable in whole or in part, Landlord shall, to the extent of insurance proceeds paid in connection with such damage or destruction, cause such damage to be repaired or the leased premises rebuilt without abatement of any rent reserved under this lease. If by reason of such occurrence the leased premises shall be rendered untenantable only in part, Landlord shall, to the extent of insurance proceeds paid in connection with such damage or destruction, cause the damage to be repaired or rebuilt and fixed minimum rent only shall be ratably abated (based on the proportion during such period of repair of non-usable square footage existing prior to such occurrence). If the leased premises shall be rendered wholly untenantable by reason of such occurrence, the Landlord shall, to the extent of insurance proceeds paid in connection with such damage or destruction, cause such damage to be repaired or the leased premises rebuilt and fixed minimum rent only shall be abated during such period of repair. If fifty percent (50%) or more of the total square footage of the leased premises shall be so damaged or destroyed, Landlord shall have the right exercisable by notice to Tenant within sixty (60) days after any such fire or other casualty, to elect not to reconstruct the leased premises, and in such event this lease and the tenancy hereby created shall cease as of the date of said election and all rent reserved under this lease shall be adjusted as of the date of such damage. Tenant shall not be entitled to any compensation or damages from Landlord for loss or use of the whole or any part of the leased premises, Tenant's personal property, or any inconvenience or annoyance occasioned by such damage, repair, reconstruction, or restoration.

    If any part of the building of which the leased premises are a part is damaged or destroyed by fire or casualty covered under the insurance policy maintained on the building, Landlord shall, to the extent of insurance proceeds paid in connection with such damage or destruction, cause such damage to be repaired or said building to be rebuilt within a reasonable period of time after such damage or destruction. Provided, however, if thirty percent (30%) or more of the square footage of said building shall be so damaged or destroyed, Landlord shall have the right, exercisable by notice to Tenant within sixty (60) days after such fire or other casualty, to elect not to reconstruct said building and in such event this lease and the tenancy hereby created shall cease as of the date of such election and all rent reserved under this lease shall be adjusted as of the date of such damage. Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the leased premises, Tenant's personal property, or any inconvenience or annoyance occasioned by such damage, repair, reconstruction or restoration.

    SECTION 12.2.  Landlord's obligation to repair or rebuild pursuant to this
Article XII shall be limited to a basic building and the replacement of any interior work which may have originally been installed at Landlord's cost. In no event in the case of any such destruction shall Landlord be required to repair or replace Tenant's stock in trade, leasehold improvements, fixtures, furniture, furnishings or floor coverings and equipment. Tenant covenants to make such repairs and replacements and to furnish Landlord, on demand, evidence of insurance assuring its ability to do so.

    SECTION 12.3. If the leased premises or the buildings of which they are a part are damaged or destroyed and Landlord commences repair of such damage or destruction, Tenant shall replace or repair inventory, leasehold improvements, fixtures (including trade fixtures), furniture, furnishings, floor and wall coverings and equipment as soon as Landlord's repairs are substantially completed and shall in good faith do all acts necessary to reopen for business as soon as possible after the occurrence of such damage or destruction.

                                     ARTICLE XIII
                                    EMINENT DOMAIN

    SECTION 13.1. If the whole of the leased premises shall be taken under the power of eminent domain, then the term of this lease shall cease as of the day possession shall be taken and the rent shall be paid to that date.

    SECTION 13.2. In the event more than ten percent (10%) of the land area in the Center be so taken, the Landlord shall have the right to terminate this lease at the time and with the rent adjustment as provided in Section 13.1 by giving Tenant written notice of termination within sixty (60) days after the taking of possession by such public authority.

    SECTION 13.3. If ten percent (10%) of the floor area of the leased premises or forty percent (40%) or more of the parking area shall be so taken, then Tenant shall have the right either to terminate this lease or, subject to Landlord's right of termination as set forth in Section 13.2 of this Article XIII, to continue in possession of the remainder of the leased premises upon notice in writing to Landlord of Tenant's intention within thirty (30) days after such taking of possession. In the event Tenant elects to remain in possession, and Landlord does not so terminate, all of the terms herein provided shall continue in effect except that the rent shall be equitably abated as to any portion of the leased premises so taken and Landlord shall make all necessary repairs or alterations to the extent provided in Section 12.2 of this lease.

    SECTION 13.4. All damages awarded for such taking under the power of eminent domain, whether for the whole or a part of the leased premises, shall be the property of Landlord, whether such damages shall be awarded as compensation for diminution in value of the leasehold or to the fee of the leased premises; provided however, that Landlord shall not be entitled to any separate award made to Tenant of loss of business, depreciation to and cost of removal of stock and fixtures or to other separate awards payable to Tenant.


                                     ARTICLE XIV
                              ASSIGNMENT AND SUBLETTING

    SECTION 14.1. Tenant shall not assign or in any manner transfer this lease or any interest herein, nor sublet the leased premises or any part or parts thereof, nor permit occupancy by anyone without the prior written consent of Landlord. Consent by Landlord to one or more assignments of this lease or to one or more sublettings of the leased premises shall not operate as a waiver of Landlord's rights under this Article XIV. No assignment shall release Tenant of any of its obligations under this lease or be construed or taken as a waiver of any of Landlord's rights hereunder. For the purposes hereof, if Tenant is a corporation or partnership or other entity, the sale of 50% or more of the voting control and/or beneficial ownership of Tenant shall be deemed to be an assignment which shall require Landlord's consent as above set forth. The acceptance of rent from someone other than Tenant shall not be deemed to be waiver of any of the provisions of this lease or consent to any assignment or subletting of the leased premises.

    SECTION 14.2. Tenant agrees not to change the advertised name of the place of business operated in the leased premises, which name shall be Hastings Financial without the prior written consent of Landlord, which consent shall not be unreasonably withheld.

    SECTION 14.3. Subject to applicable bankruptcy laws, neither this lease nor any interest therein shall pass to any trustee or receiver in bankruptcy, insolvency or reorganization proceedings, any creditors through attachment, execution or otherwise, any assignee for the benefit of creditors, or by operation of law.

    The parties acknowledge that the leased premises occupied by Tenant consist of a store building located within an integrated shopping center development owned and operated by Landlord, and, in the event Tenant becomes subject to voluntary or involuntary proceedings under the Bankruptcy Reform Act of 1978 (the "Act"), as the same may be amended, the specific provisions of the Act relating to shopping centers shall be applicable to such proceedings. The parties further acknowledge that in order to protect the mix of tenants within the Shopping Center and to provide the sales volume anticipated from Tenant's business operations within the leased premises, the purposes for which the Tenant may use the leased premises have been specifically limited by the provisions of Section 6.1 hereof, and that the economics of this lease, particularly with respect to the agreed upon fixed minimum rent, percentage rent and additional rent, were established on the basis of Tenant's expected business operations. Notwithstanding anything in this lease to the contrary, in the event Tenant becomes subject to voluntary or involuntary proceedings under the Act and Tenant or any trustee, receiver or other custodian of Tenant or of its assets or properties shall assign this lease, any and all amounts paid or to be paid by or for the account of the assignee in consideration of such assignment shall be and remain the property of the Landlord and any and all such amounts received by Tenant or such trustee, receiver or custodian shall be held in trust for the Landlord and remitted to the Landlord promptly after receipt thereof.

    For purposes of this lease the requirement set forth in Section 365(b) of the Act, that the trustee give adequate assurance of future performance regarding the source of rent and other consideration due under the lease, shall be deemed met only if the trustee, within thirty (30) days after the commencement of the case, posts an irrevocable letter of credit, in form satisfactory to Landlord, equal to amount of total rent reserved for the balance of the lease term or renewal term of the lease, as the case may be. For purposes of this Section 14.3, total rent reserved shall mean the highest total rent, comprised of fixed minimum rent, percentage rent and additional rent paid or payable for any lease year prior to commencement of the case times the number of unexpired lease years remaining at the time of commencement of the case.

                                      ARTICLE XV
                                  ACCESS TO PREMISES

    SECTION 15.1. Landlord shall have the right to enter upon the leased premises during all business hours for the purposes of inspecting the same or of making repairs, additions or alterations thereto or to the building in which the same is located, or for the purposes of exhibiting the same to prospective tenants, purchasers or others. Landlord shall not be liable to Tenant in any manner for any expense, loss or damage by reason thereof, nor shall the exercise of such right be deemed an eviction or disturbance of Tenant's use or possession.

                                     ARTICLE XVI
                                       REMEDIES

    SECTION 16.1. All rights and remedies of Landlord or Tenant herein enumerated shall be cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord or Tenant may be lawfully entitled in case of any breach or threatened breach of the other party of any provision of this lease. The failure of either party to insist in any one or more cases upon the strict performance of any of the covenants of this lease or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of such covenant or option. A receipt by Landlord of rent with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach and no waiver by Landlord of any provisions of this lease shall be deemed to have been made unless expressed in writing and signed by Landlord. In addition to other remedies in this lease provided, Landlord or Tenant shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of the covenants, conditions and provisions of this lease by the other party.

    SECTION 16.2. Subject to laws relating to bankruptcy, if, during the term of this lease or any renewal term, (i) Tenant shall make an assignment for the benefit of creditors, or (ii) a voluntary petition be filed by Tenant under any law having for its purpose the adjudication of Tenant as a bankrupt, or Tenant be adjudged a bankrupt pursuant to an involuntary petition in bankruptcy, or
(iii) a receiver be appointed for the property of Tenant by reason of the insolvency of Tenant, or (iv) any department of the state or federal government, or any officer thereof, duly authorized, shall take possession of the business or property of Tenant by reason of the insolvency of Tenant, the occurrence of any of such events shall be deemed a breach of this lease and this lease shall, upon the happening of any of said events be terminated and the same shall expire as fully and completely as if the day fixed for the termination of the initial term of this lease or any renewal term, as the case may be, had occurred, and Tenant shall then quit and surrender the leased premises, but Tenant shall remain liable as provided. As used in this Section 16.2, the term "Tenant" shall also mean any guarantor of tenant's obligations under this lease.

    SECTION 16.3. If, during the initial term of this lease or any renewal term, (i) Tenant shall default in fulfilling any of the covenants, obligations, or agreements of this lease (other than the covenants for the payment of rent payable by Tenant hereunder), or (ii) this lease, without the prior written consent of Landlord or except as expressly permitted, shall be assigned, pledged, mortgaged, transferred, or sublet in any manner, Landlord may give Tenant notice of such default or the happening of any event in this Section 16.3 referred to, and, if at the expiration of thirty (30) days after service of such notice the default or event upon which said notice was based shall continue to exist, or in the event of a default or event which cannot with due diligence be cured within a period of thirty (30) days, if Tenant fails to proceed promptly after the service of said notice and with all due diligence to commence to cure the same and thereafter to prosecute the curing of such default with all due diligence (it being intended that in connection with a default not susceptible of being cured with diligence within thirty (30) days, the time within which Tenant is to cure the same shall be extended for such period as may be necessary to complete the same with all due diligence), such failure shall be a breach of this contract.

    SECTION 16.4. If Tenant defaults in any payment of the rent expressly reserved hereunder, or if Tenant shall make default in the payment of any item or any charge required to be paid by Tenant hereunder, or any part of the same, or if this lease shall terminate by reason of the insolvency of Tenant, as set forth above, Landlord or Landlord's agent or representative may immediately or at any time thereafter terminate this lease and/or re-enter the leased premises and remove all persons and all or any property therefrom, either by summary proceedings, or by any suitable action or proceeding at law or by force therefor, and repossess and enjoy the leased premises, together with all additions, alterations and improvements, without such re-entry and repossession working a forfeiture or waiver of the rents to be paid and the covenants to be performed by Tenant during the full term of this lease. Upon termination of this lease or expiration of Tenant's right to occupy the leased premises by reason of the happening of any of the foregoing events, or in any other manner of circumstances whatsoever, whether with or without legal proceedings, by reason of or based upon or arising out of a default or breach of this lease on the part of Tenant, Landlord may, at its option, at any time and from time to time relet the leased premises or any part or parts thereof, for the account of Tenant or otherwise, and receive and collect the rent therefor, applying the same first to the payment of such expenses as Landlord may have incurred in recovering possession of the leased premises, including attorney's fees and expenses for putting the same into good order and condition or preparing or altering the same for re-rental and all other expenses, commissions and charges paid, assumed or incurred by Lessor in or about reletting the leased premises, and then to the fulfillment of the covenants of Tenant hereunder. Any such reletting herein provided for may be for the remainder of the initial term or any renewal term of this lease, as originally granted, or for a longer or shorter period. In any such case, and whether or not the leased premises or any part thereof be relet, Tenant shall pay to Landlord the rent and all other charges required to be paid by Tenant up to the later of the time of such termination of the lease or of such recovery of possession of the leased premises by Landlord, as the case may be, and thereafter, except in a case in which liability of Tenant as hereinafter provided, arises by reason of the happening of the insolvency of Tenant, Tenant covenants and agrees, if required by Landlord, to pay to Landlord until the end of the initial term of this lease, or any renewal term, as the case may be, the equivalent of the amount of all rent reserved hereunder, and all other charges required to be paid by Tenant, less the net proceedings of reletting, if any. Landlord shall have the election to place of and instead of holding Tenant so liable forthwith to recover against Tenant as damages for loss of the bargain and not as a penalty, an aggregate sum which at the time of such termination of this lease or of such recovery of possession of the leased premises by Landlord, as the case may be, represents the then present worth of the excess, if any, of the aggregate of the rent and all other charges payable by Tenant hereunder that would have accrued for the balance of the initial term, or any renewal term, as the case may be, over the then present worth of the fair market rents and all other charges for the leased premises for the balance of such term.

    SECTION 16.5. If this lease shall terminate by reason of the bankruptcy or insolvency of Tenant, as above set forth, Landlord shall be entitled, notwithstanding any other provisions of this lease or any present or future law, to recover from Tenant or Tenant's estate (in lieu of the equivalent of the amount of all rent unpaid at the time of such termination) as damages for loss of the bargain, and not as a penalty, and aggregate sum which, at the time of such termination of this lease, represents the excess, if any, of the then present worth of the aggregate of the rent and other charges payable by Tenant hereunder that would have accrued for the balance of the initial term of any renewal term, as the case may be, over the then present worth of the fair market rents and all other charges for the leased premises for the balance of the initial term or any renewal term, as the case may be, unless any statute or rule of law governing the proceedings in which such damages are to be proved shall limit the amount of such claim capable of being so proved. In such case, Landlord shall be entitled to prove, as and for liquidated damages, by reason of such breach and termination of this lease, the maximum amount which may be allowed by or under such statute or rule of law. Nothing herein contained shall limit or prejudice Landlord's right to prove and obtain as liquidated damages arising out of such breach or termination the maximum amount allowed by any such statute or rule of law which may govern the proceedings in which such damages are to be proved whether or not such amount be greater, equal to, or less than the amount of the excess of the then present worth of the rent and all other charges reserved herein over the then present worth of the fair market rents and all other charges referred to above.

    SECTION 16.6. Tenant shall pay, upon demand, all of Landlord's costs, charges and expenses, including attorney's fees and fees of agents and others retained by Landlord, incurred in enforcing Tenant's obligations hereunder or incurred by Landlord in any litigation, negotiation or transaction in which Tenant causes Landlord without Landlord's fault to become involved or concerned.

    SECTION 16.7. In the event of any breach hereunder by Tenant, Landlord may immediately or at any time thereafter, without notice, cure such breach for the account and at the expense of Tenant. In the event of any breach hereunder by either Landlord or Tenant, if the other party at any time by reason of such breach, is compelled to pay, or elects to pay, any sum of money or do any act which will require the payment of any sum of, money, or is compelled to incur any expense, including attorney's fees (herein "Claiming Party"), the sum or sums so paid by such Claiming Party, with interest thereon at the rate of eighteen percent (18%) per annum from the date of payment thereof, shall be due from the breaching party from the date of payment of such respective sums or expenses by Claiming Party.

    SECTION 16.8. If, during the initial term of this lease or any renewal term, Landlord shall default in fulfilling any of the covenants, obligations, or agreements of this lease Tenant may give Landlord notice of such default or the happening of any event in this Section 16.8 referred to, and, if at the expiration of thirty (30) days after service of such notice the default or event upon which said notice was based shall continue to exist, or in the event of a default or event which cannot with due diligence be cured within a period of thirty (30) days, if Landlord fails to proceed promptly after the service of said notice and with all due diligence to commence to cure the same and thereafter to prosecute the curing of such default with all due diligence (it being intended that in connection with a default not susceptible of being cured with diligence within thirty (30) days, the time within which Landlord is to cure the same shall be extended for such period as may be necessary to complete the same with all due diligence), such failure shall be a breach of this contract.

    SECTION 16.9. Tenant hereby expressly waives, to the full extent waivable, any and all rights of redemption granted by, set forth in Minnesota Statutes
Section 504.02, as now in effect or hereafter amended or under any other present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord's obtaining possession of the leased premises by reason of the violation by Tenant of any of the covenants or conditions of this lease, or otherwise.

                                     ARTICLE XVII
                               SURRENDER OF POSSESSION

    SECTION 17.1. At the expiration of the lease term, whether by lapse of time or otherwise, Tenant shall surrender the leased premises broom clean and in good condition and repair, reasonable wear and tear and loss by fire or unavoidable casualty excepted. If the leased premises are not surrendered at the end of the term or the sooner termination thereof, Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in so surrendering the leased premises. Tenant shall promptly surrender all keys for the leased premises to Landlord at the place then fixed for payment of rent.

    SECTION 17.2. In the event Tenant remains in possession of the leased premises after the expiration of the tenancy created hereunder with the consent of Landlord and without execution of a new lease, it shall be deemed to be occupying the leased premises as a tenant from month to month, at fixed minimum rent equal to 100% of the fixed minimum rent, if any paid or payable in the last year of the lease term or any renewal thereof, and subject to all the other conditions, provisions and obligations of this lease insofar as the same are applicable to a month-to-month tenancy.

    SECTION 17.3. Upon the expiration of the tenancy hereby created, if Landlord so requires in writing, Tenant shall promptly remove any additions, fixtures and installations placed in the leased premises by Tenant and designated in said request, and repair any damage occasioned by such removals at Tenant's expense, and in default thereof, Landlord may effect such removals and repairs, and Tenant shall pay Landlord the cost thereof, with interest at the rate of eighteen percent (18%) per annum from the date of payment by Landlord.

                                    ARTICLE XVIII
                                    SUBORDINATION

    SECTION 18.1. Tenant agrees that this lease shall be subject and subordinate to any mortgages, trust deeds or ground leases now or hereafter placed upon the leased premises, the Center or any portion thereof, and to any and all advances to be made thereunder, and to the interest thereon, and all renewals, replacements and extensions thereof, provided that the mortgagee, trustee or ground lessor thereunder shall agree to recognize Tenant's rights hereunder as long as Tenant is not in default hereunder, and Tenant shall attorn to such mortgagee, trustee or ground lessor. Tenant further agrees that upon notification by Landlord to Tenant, this lease shall be or become prior to any mortgages, trust deeds or ground leases that may heretofore or hereafter be placed on the leased premises. Tenant shall execute and deliver whatever instruments may be required for the above purposes. Tenant shall, in the event of the sale or assignment of Landlord's interest in the building in which the leased premises is located or in the event of any proceedings brought for the foreclosure of, or in the event of exercise of the power of sale under any mortgage made by Landlord covering the leased premises, attorn to the purchaser and recognize such purchaser as Landlord under this lease.

                                     ARTICLE XIX
                                       NOTICES

    SECTION 19.1. Whenever under this lease provision is made for notice of any kind, such notice shall be in writing and shall be deemed sufficient notice and service thereof, if such notice is to Tenant when actually served upon Tenant or when sent by registered or certified mail, return receipt requested, postage prepaid, to the last Post Office address of Tenant furnished to Landlord for such purposes, or to the leased premises; and if to Landlord when actually served upon Landlord or when sent by registered or certified mail, return receipt requested, postage prepaid, to the Landlord at the address furnished for such purpose, or to the place then fixed for the payment of rent.

    SECTION 19.2. If the holder of record of any mortgage, trust deed or ground lessor's interest covering the leased premises shall have given prior written notice to Tenant that it is the holder of said mortgage, trust deed or lessor's interest and such notice includes the address at which notices to such mortgagee, trustee or ground lessor are to be sent, then Tenant agrees to give to such party or parties notice simultaneously with any notice given to Landlord to correct any default of Landlord as hereinabove provided, and agrees that such party or parties shall have the right, within thirty (30) days after receipt of said notice, to correct or remedy such default before Tenant may take any action under this lease by reason of such default.

                                      ARTICLE XX
                                        TAXES

    SECTION 20.1. Landlord shall pay all real property taxes and installments of special assessments payable therewith on the Center land and improvements payable during the lease term and rental taxes on rentals levied during the term hereof upon the rentals from the leased premises. Tenant shall reimburse Landlord for Tenant's share of such payments of real property taxes and installments of special assessments as part of common area payments under
Section 5.3. Tenant's share of such costs shall be based on the ratio the total square foot floor area of the leased premises bears to the total square foot rentable floor area in the Center, except buildings separately taxed or assessed for which such taxes and assessments are directly allocated to their Tenants. Tenant shall also reimburse Landlord for rental taxes, and gross receipts taxes, if any, paid by Landlord on rentals from the leased premises. One-twelfth of a full year's taxes, installments of which are next payable, shall be payable on the first day of each month and added to the monthly rental. Such payments shall be computed by Landlord and paid by Tenant on a tax year basis (presently November to October), so that Tenant had paid its share of real estate taxes and installments of special assessments to Landlord, by the dates that Landlord is required to pay the same to the taxing authorities. The amount due from Tenant hereunder may be based on Landlord's reasonable estimate until the actual tax amounts are available and when available an adjustment shall be made and any difference shall be payable based on Tenant's actual share as determined. Tenant's share of such taxes and installments payable in the first and last calendar year of the lease term shall be equitably pro-rated based on the portion of the year included in the lease term. All real property taxes and special assessments are included as a part of "common area" expenditures by Landlord as provided in Section 5.3 above. Tenant shall pay all personal property and similar taxes on its property in the leased premises.

                                     ARTICLE XXI
                                MERCHANT'S ASSOCIATION

    SECTION 21.1. Tenant may, throughout the term or any extension or renewal of the term of this lease, become a member of participate fully in, contribute to, and remain in good standing in any Merchants' Association ("Association") formed or to be formed by the Landlord, at its sole discretion, and comply with the by-laws, rules and regulations of the Association. The objective of the Association shall be to assist the business of Center tenants by sales promotions and advertising for the Center as a whole.

    SECTION 21.2. The Association is organized or will be organized so that voting membership is limited to tenants in the Center. The management of the Association shall be vested in a board of directors consisting of seven (7) individuals, two (2) of which shall be designated by Landlord and five (5) of which shall be elected by the Association. Directors need not be tenants of the Center. In electing directors, each tenant member who belongs to the Association shall have one vote for each 1,000 square feet of leased space or part thereof. The Association may also provide for non-voting members consisting of persons other than Center tenants.

    SECTION 21.3. Tenant, if it elects to belong, agrees to pay promptly when due its share of such dues and assessments as may be fixed from time to time by the Association for the purposes of creating a fund for the general promotion and welfare of the Center as a whole. Such sums shall be paid monthly in advance, the first such payment being paid to the Association on or before the date of commencement of the term hereof. Tenant hereby agrees to pay said sum to Landlord on behalf of the Association together with the rental payments as herein provided.

                                     ARTICLE XXII
                                       GENERAL

    SECTION 22.1. Nothing contained herein shall be deemed or construed by anyone as creating the relationship of principal and agent or of partnership or joint venture between the parties hereto.

    SECTION 22.2. The headings of the several articles contained herein are for convenience only and do not define, limit or construe the contents of such articles. All negotiations, considerations, representations and understandings between the parties are incorporated herein, and may be modified or altered only by agreement in writing between the parties.

    SECTION 22.3. The covenants and agreements herein contained shall bind and inure to the benefit of the Landlord, its successors and assigns, and Tenant and its permitted successors and assigns.

    SECTION 22.4. Whenever a period of time is herein provided for either party to do or perform any act or thing, that party shall not be liable or responsible for any delays and applicable periods for performance shall be extended accordingly, due to strikes, lockouts, riots, acts of God, shortages of labor or materials, national emergency, acts of a public enemy, governmental restrictions, laws or regulations, or any other cause or causes, whether similar or dissimilar to those enumerated, beyond its reasonable control. The provisions of this Section 22.4. shall not operate to excuse Tenant from prompt payment of rent, percentage rent, additional rent or other monetary payments required by the terms of this lease.

    SECTION 22.5. Tenant shall not record this lease without the written consent of landlord.

    SECTION 22.6. No payment by Tenant or receipt by landlord of a lesser amount than the amount then due under this lease shall be deemed to be other than on account of the earliest portion thereof due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance due or to pursue any other remedy in this lease provided.

    SECTION 22.7. Each of the parties represents and warrants that there are no claims for brokerage commissions or finder's fees in connection with the execution of this lease, except as set forth below, and each of the parties agrees to indemnify the other against, hold it harmless from and defend all liabilities arising from any such claim for which such party is responsible (including, without limitation, the cost of attorneys' fees in connection therewith) except as follows:

    Commission to be paid to Coldwell Bank Service 1st Realty by Landlord.

    SECTION 22.8. The Landlord shall not be obligated to proceed with the construction of the Center unless and until financing acceptable to Landlord is obtained. Should such financing not be obtainable within a period determined to be reasonable by Landlord, Landlord may so notify Tenant in writing, and this lease shall thereupon cease and terminate and each of the parties hereto shall be released and discharged from any and all liability and responsibility hereunder. If Landlord's mortgagee requires modification of the terms and conditions of this lease, the Landlord shall have the right to cancel this lease, if the Tenant refuses to approve in writing any such modification within thirty (30) days after Landlord's request therefor, which request may not be made after delivery of possession.

    SECTION 22.9. If any term or provision of this lease shall to any extent be held invalid or unenforceable, the remaining terms and provisions of this lease shall not be affected thereby, but such term and provision of this lease shall be valid and enforced to the fullest extent permitted by law.

    SECTION 22.10. The laws of the state in which the Center is located shall govern the validity, performance and enforcement of this lease.

    SECTION 22.11. Additional provisions, if any, are set forth on Exhibit D hereto.

    SECTION 22.12. The following Exhibits are part of this lease: Exhibit A, Center Site Plan; Exhibit B, Center Legal Description; Exhibit C, Plans and Specifications; Exhibit D, Additional Provisions; and Exhibit E, Center Rules and Regulations. All said Exhibits are hereby incorporated herein by reference and are part of this lease.

    SECTION 22.13. In the event that one or more individuals, corporations, partnerships or other entities (or any combination or two or more thereof) shall sign this lease as Tenant, the liability of each such individual, corporation, partnership or other entity to perform all obligations hereunder shall be joint and several. In like manner, in the event that the Tenant named in this lease shall be a partnership or other business association, the members of which are, by virtue of statute, or general law, subject to personal liability, then and in that event, the liability of each such member shall be deemed to be joint and several.

    SECTION 22.14. Anything to the contrary herein notwithstanding, if Landlord, its successors and assigns, is a mortgagee, an individual, a joint venture, a tenancy in common, a firm or partnership, general or limited, it is specifically understood and agreed that there shall be absolutely no personal liability on the part of such Landlord or the members of such Landlord with respect to any of the terms, covenants, conditions and provisions of this lease, and Tenant shall look solely to the equity of Landlord, its successors and assigns, in the property of which the leased premises is a part for the satisfaction of each and every remedy of Tenant in the event of any breach of Landlord, its successors or assigns, of any of the terms, covenants, conditions and provisions of this lease to be performed by Landlord. Such exculpation of personal liability is absolute and without any exception whatsoever.

    SECTION 22.15. Landlord shall have the right to install, maintain, use, repair and replace pipes, ducts, conduits, and wires leading through the leased premises and serving other parts of the building in locations which will not materially interfere with Tenant's use thereof.

    SECTION 22.16. Landlord shall at all times have full control, management and direction of the Center, subject to the rights of Tenant in the leased premises, and Landlord reserves the right at any time and from time to time to reduce, increase, enclose or other change, the size, number and location of buildings, layout and nature of the Center and the other tenancies, premises and buildings included in the Center, to construct additional buildings and additions to any building, and to create additional rentable areas through use and/or enclosure of common areas, or otherwise, and to place signs on the Center, and to change the name, address, number or designation by which the Center is commonly known. No implied easements are granted by this lease.

    SECTION 22.17. Employees or agents of Landlord have no authority to make or agree to make a lease or other agreements or undertaking in connection herewith, except for Murray Kornberg or such other person designated in writing by the General Partner of Landlord who do have authority to sign this Lease or other arrangements or undertakings in connection herewith. The submission of this document for examination does not constitute an offer to lease, or a reservation of, or option for, the leased premises. This document becomes effective and binding only upon the execution and delivery hereof by the proper officers of Landlord and by Tenant. Tenant confirms that Landlord and its agents have made no representations or promises with respect to the leased premises or the making of or entry into this lease except as in this lease expressly set forth, and Tenant agrees that no claim or liability shall be asserted by Tenant against Landlord for, and Landlord shall not be liable by reason of, breach of any representations or promises not expressly stated in this lease. This lease, except for the Center Rules and Regulations, in respect to which Section 22.18 shall prevail, can be modified or altered only by agreement in writing between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions hereof.

    SECTION 22.18. Lessee shall perform, observe and comply with the Center Rules and Regulations of the Center as set forth in Exhibit E hereto, with respect to the safety, care and cleanliness of the leased premises and the Center, and the preservation of good order thereon, and, upon written notice thereof to Tenant, Tenant shall perform, observe, and comply with any reasonable changes, amendments or additions thereto as from time to time shall be established and deemed advisable by Landlord for tenants of the Center.
Landlord shall not be liable to Tenant for any failure of any other tenant or tenants of the Center to comply with such Center Rules and Regulations.

    SECTION 22.19. All rights and occupancy of Tenant herein shall be subject to all governmental laws, ordinances and regulations, and Tenant shall do no act to violate the same.

    SECTION 22.20.  Deleted.

                                    ARTICLE XXIII
                                   SECURITY DEPOSIT

    SECTION 23.1. Tenant hereby deposits with Landlord and shall maintain at all times on deposit with Landlord and keep whole and unencumbered the sum of Eight Hundred and eighty-five Dollars ($885.00), the receipt of which is hereby acknowledged, as security for the faithful performance by Tenant of every term and condition of this lease, it being expressly understood and agreed that Tenant may not direct Landlord to apply said security in payment of rent for any month during the lease term and Tenant shall pay rent for the last month of the lease term. If there shall be a default by Tenant in respect of any term or condition of this lease, Landlord may use all or any part of the security to perform same for the account of Tenant, or for any damages or deficiency, whether such damages or default occur before or after summary proceedings or re-entry by Landlord. Landlord shall not be required so to use, apply or retain the whole or any part of said security nor shall the provisions herein contained limit the rights of Landlord pursuant to the terms of Article XVI of this lease. If Tenant shall fully and faithfully comply with all of the provisions of this lease, including the provisions contained in Article XVII hereof at the termination of this lease, then said security or any balance thereof remaining shall be repaid to Tenant within a reasonable time. It is understood that no interest on said security will be paid by Landlord to Tenant. In the event of any sale, transfer or assignment of the Landlord's interest under this lease, Landlord may transfer or assign said security to the vendee, transferee or assignee, as the case may be, and Landlord thereupon shall be released from all liability for the repayment of said security, and Tenant, in each instance, shall look solely to such transferee for repayment of said security. The provisions hereof shall apply to each such sale, transfer or assignment and each such transfer or assignment of such security.

                                     ARTICLE XXIV
                                 ESTOPPEL CERTIFICATE

    SECTION 24.1. Tenant agrees from time to time upon not less than ten (10) days prior written request by Landlord to deliver to Landlord a statement in writing certifying if such facts are true (a) this lease is unmodified and in full force and effect (or if there have been modifications, that this lease as modified is in full force and effect and stating the modifications); (b) the dates to which the rent and other charges have been paid; (c) Landlord is not in default in any provision of this lease or, if in default, the nature thereof specified in detail; (d) the amount of monthly rental currently payable by Tenant; (e) the amount of any prepaid rent, and (f) such other matters as may be reasonably requested by Lessor or any mortgagee or prospective purchaser of the Center or any party thereof.

    SECTION 24.2. Landlord's mortgage lenders and/or purchasers shall be entitled to rely upon any statement so executed pursuant to this Article XXIV.

                                     ARTICLE XXV
                                        TITLE

    SECTION 25.1. Landlord covenants that it has full right and authority to enter into this lease for the full term hereof. Landlord further covenants that Tenant, upon performing the covenants and agreements of this lease to be performed by said Tenant, will have, hold and enjoy quiet possession of the leased premises. Landlord further warrants to the Tenant that the building in which the leased premises are located, and all systems located therein are well constructed and in working condition, and that they are, along with the land upon which they are located, constructed otherwise in compliance with all building and zoning codes, and all other federal, state or local laws, regulations and ordinances.

                                     ARTICLE XXVI
                            PREPARATION OF LEASED PREMISES

    SECTION 26.1. This lease contemplates construction of the Center of which the leased premises is a part. Landlord shall at its sole cost and expense construct Tenant's premises according to and to the extent provided in the specifications attached hereto and made a part hereof as Exhibit C. Tenant shall be responsible for construction of the leased premises beyond the Landlord's obligations set forth in said Exhibit C, pursuant to plans approved by Landlord ("Tenant's construction obligations"). The detailed plans and specifications for the leased premises shall conform with the specifications contained in said Exhibit C.

    SECTION 26.2. The proposed location of the leased premises in the building of which the leased premises form a part if designated on the site plan attached marked Exhibit A.

    SECTION 26.3. Provided Tenant fully executes this lease and deposits with Landlord the required rent and security deposits on or before August 31, 1993, Landlord shall complete the leased premises on or before September 30, 1993. In the event the Landlord is unable to complete construction and deliver possession of the leased premises to the Tenant on the contemplated completion date (except as provided in Section 22.4, in which case all rent is abated), The Tenant may cancel the Lease by written notice to the Landlord.

    IN AGREEMENT, Landlord and Tenant has signed this lease as of the day and year first above written.


LANDLORD                               TENANT

COUNTY CROSSROADS CENTER
  LIMITED PARTNERSHIP                  Consumer Credit Corporation


By: HEADWAY CORPORATION
     General Partner

By   /s/                               By   /s/
  --------------------------              -------------------------
                                          Roger Anderson


   Its   President                     Its Vice President
  --------------------------              -------------------------


STATE OF MINNESOTA )
                   ) ss.
COUNTY OF RAMSEY   )

    The foregoing instrument was acknowledged before me this 27th day of September, 1993, by Murray Kornberg the president of Headway Corporation, a Minnesota corporation, general partner of County Crossroads Center Limited Partnership on behalf of the limited partnership. [Landlord]


                                       /s/
                                       -------------------------
                                       Notary Public

STATE OF MINNESOTA )
                   ) ss.
COUNTY OF GOODHUE  )

    The foregoing instrument was acknowledged before me this 27th day of August, 1993, by Roger Anderson, the Vice President of Consumer Credit Corporation, a Minnesota corporation on behalf of the corporation. [Tenant]

                                    /s/
                                       -------------------------
                                       Notary Public

                                      EXHIBIT A

                                   CENTER SITE PLAN

                                      EXHIBIT B

                          SHOPPING CENTER LEGAL DESCRIPTION



    Lot 3, Block 1, County Crossroads Center 3rd Addition, according to the recorded plat thereof, Dakota County, Minnesota.

                                      EXHIBIT C

                               PLANS AND SPECIFICATIONS


This is EXHIBIT "C" to a Lease and between COUNTY CROSSROADS CENTER LIMITED PARTNERSHIP ("Landlord") and Consumer Credit Corporation ("Tenant") dated this 27th day of August, 1993.

The leased premises shall be constructed and completed in accordance with the following outline specifications:

DIMENSIONS:

Frontage:  twenty-four (24) feet       Depth:  sixty (60) feet

Area:  One thousand four hundred sixteen (1,416) square feet as measured by Landlord's Architect from the outside of the store front (or lease line indicated) and the outside of the rear wall (or center line if not outside wall) and the center line of the demising partitions.

WASHROOM

The Landlord will provide one (1) washroom as required by applicable codes and regulations for a retail store and for no other requirements, complete with necessary plumbing fixtures (1 water closet and 1 sink), water heated electrically, as required by code, toilet paper holder, mirror, exhaust fan, light, suspended 2 x 4 acoustical ceiling, flooring installed, walls to be gypsum board taped, sanded and painted ready for application of Tenant's wall covering, wainscoting or washable floor and wall covering as required by code, hollow metal door with hardware and all electrical hookups for washroom light, fan, and water heater. Washroom shall be located at the rear east side of the leased premises. Additional washroom requirements will be the Tenant's responsibility.

CEILING SYSTEM

The Landlord will provide a suspended T-Bar ceiling system with 2' x 4' lay-in acoustical tile for tenant ceiling on a "single plane basis". Ceiling height to be 10 feet. Any additional cost of installing the ceiling system caused by partition walls or other interior Tenant improvements shall be borne by Tenant.

STORE FRONT

The store front shall be 1" thick clear insulating glass and prefinished metal panels set in an anodized aluminum thermal break frame system. One tempered clear glass and anodized aluminum entrance door to be provided by Landlord.

DEMISING WALLS

Tenant demising walls (party walls) shall typically be 5/8" thick Type X gypsum board on 4" standard steel studs at 16" centers. Tenant shall field verify actual stud location. Gypsum board will be taped and sanded, ready for finishing by Tenant. Where the steel studs are to carry any Tenant required wall mounted equipment, the costs to reinforce the wall to carry the additional loads to be borne by Tenant. One side of each demising wall above the ceiling plane will be carried to underside of roof deck by Landlord.

PARTITIONS WITHIN PREMISE

The washroom partitions are the only partitions within the leased premises provided by Landlord. All other interior partitions are the responsibility of the Tenant.

REAR DOOR

Where required as a second means of egress from premises and as shown on the blockout drawings, a rear door with hardware will be provided by the Landlord. Additional or larger doors or openings will be provided at Tenant's cost, installed by Landlord's contractor.

DECORATING

All decorating in the leased premises to be provided by the Tenant.

FLOORING

Sealed concrete ready for the application of floor covering by Tenant. Tenant shall install floor covering, satisfactory to Landlord.

SIGNS

All signs to be provided by the Tenant shall be in accordance with the Landlord's general sign criteria and the local sign ordinance of the City of Hastings. The quality and design of the sign must be approved in writing by the Landlord prior to Tenant installation. The fascia signage will be wired direct to Tenant's electrical panel by Tenant contractor. Landlord shall provide a J-Box in this fascia for Tenant's signage.

HEATING AND AIR-CONDITIONING

The Landlord will provide the leased premises with a heating and air-conditioning system. The quality and capacity shall be such as to provide comfortable conditions in the leased premises in accordance with generally accepted Minnesota standards.

The Landlord will provide the heating and air conditioning equipment on an open store plan basis. This equipment shall include: (1) the rooftop unit, (2) the drop to the leased premises, (3) the main distribution trunk, (4) the thermostat, wired directly to Tenant's electrical panel, (5) one diffuser and associated lateral duct work for every five hundred (500) square feet of floor area in the leased premises. The cost of any additional ducts, dampers and diffusers, and any cutting and patching of the roof membrane will be borne by the tenant. In order to insure that all warranties remain intact, this work shall be carried out by the Landlord's contractor, at the Tenant's sole expense, based upon written estimates approved in writing by Tenant, prior to the commencement of this work.

If additional electrical capacities are required for lighting, the Tenant shall bear the cost of additional air-conditioning required to handle the increased load.

ELECTRICAL

The Landlord will (1) bring the power supply to the leased premises up to and including an empty 100 AMP distribution panel box, (2) provide one 2' x 4' fluorescent lighting fixture for every one hundred (100) square feet of space within the leased premises, (3) provide three (3) duplex outlets along one wall of the leased premises. Additional electrical requirements will be paid for by the Tenant. Tenant washroom light, exhaust fan and water heater will be connected to Tenant's panel by Landlord.

FIRE PROTECTION

In the event applicable governmental codes or regulations so require, the stores (including the leased premises) shall be provided with an automatic fire protection sprinkler system by the Landlord to meet current applicable building codes and standards. Coverage will be on a "single horizontal plane basis" to meet Uniform Building Code and National Fire Protection Association requirements. The cost of any change to the basic system due to addition of partitions, ceiling height changes, bulkheads, high storage shelving, etc., will be borne by the Tenant, and shall be carried out by Landlord at Tenant's expense.

TELEPHONE

The Landlord will provide one telephone conduit to Tenant's space.

EXTERIOR WORK

Landlord shall provide an additional handicap access ramp in the sidewalk within twenty-five feet of Tenant's front door.

OTHER WORK

The space provided by the Landlord is described above. The cost of any changes or additions to the above will be borne by the Tenant and may be carried out by a contractor or contractors of his choice, subject to the Landlord's written approval of the changes, additions and the contractor.

Other contractors working on leased premises must co-operate with the Landlord's Project Manager, apply and pay for their own building permits and fees, conform to all applicable State and local building codes.

While other contractors may perform work on the leased premises on behalf of the Tenant, the following areas of work must be performed by the Landlord's contractor and will be charged back to the tenant on the basis of prior estimates approved in writing by Tenant:

Structural alterations, including but not limited to:
    - Breaking out concrete floors
    - Cutting and patching the roof membrane
    - Alterations to exterior walls and store front

Heating and air-conditioning system installation or changes

Plumbing and sprinkler system changes and additions.

Electrical feeder changes

                                      EXHIBIT D

                                ADDITIONAL PROVISIONS

1. OPTION TO RENEW. Provided the Tenant is not then in default, and further provided that Tenant has given Landlord not less than One hundred eighty days
(180) notice prior to the expiration of the initial term, Tenant shall have one
(1) option to renew this lease for an additional term of three (3) years on the same terms and conditions, except those conditions relating to fixed annual minimum rent and except that Tenant shall have no further options to renew.

Fixed annual minimum rent in the renewal term shall be negotiated prior to renewal, provided however that under no circumstances whatsoever shall fixed annual minimum rent in the renewal term be less than fixed annual minimum rent payable by Tenant in the lease year immediately preceding renewal. In the event Landlord and Tenant are unable to agree on a new fixed annual minimum rent within ninety (90) days prior to the expiration of the initial term, Landlord and Tenant shall submit the matter for arbitration by the Minnesota State Board of Arbitration, whose decision shall be binding on the parties, but shall be subject to the minimum rent provisions set forth in this Paragraph 1.

2. RENT ABATEMENT. Provided that Tenant is not then in default, Tenant shall not be obligated to pay fixed annual minimum rent only for the first, second, thirteenth, fourteenth and thirty-sixth month of the initial lease term. Tenant shall still be responsible for the payment of common area expenses, insurance and property taxes and installments of special assessments during said rent abatement period, as more fully set forth in Articles V, XI and XX hereinabove.

3. RENT DEPOSIT. Tenant hereby deposits with Landlord Eight hundred and eighty-five Dollars ($885.00) to be applied against fixed annual minimum rent due in the third month of the initial lease term.

4. TENANT IMPROVEMENT ALLOWANCE. Landlord shall provide Tenant with an improvement allowance of One Dollar ($1.00) per square foot of floor area of the leased premises. Subject to adjustment for the field measurement described in
Section 1.1, the amount of the tenant improvement allowance shall be One thousand four hundred and sixteen Dollars ($1,416.00).

5. Other provisions of this Lease notwithstanding, Tenant shall not be required by this Lease to operate its office at hours other than between 8:00 a.m. until 5:00 p.m., Monday through Friday and not on holidays. Tenant may exhibit signs inside the leased premises which are intended for viewing through the windows after receiving consent of the Landlord which will not be unreasonably withheld.

                                      EXHIBIT E

                             CENTER RULES AND REGULATIONS

    1. Any sign, lettering, picture, notice or advertisement installed on or in any part of the leased premises and visible from the exterior of the Center, or visible from the exterior of the leased premises, shall be installed at Tenant's sole cost and expense, and in such manner, character and style as Landlord may approve in writing. Anything herein to the contrary notwithstanding, approval as to signs shall be subject to Landlord's approval which may be withheld in Landlord's sole discretion. In the event of a violation of the foregoing by Tenant, Landlord may remove the same without any liability and may charge the expense incurred by such removal to Tenant.

    2. No awning or other projection shall be attached to the outside walls of the Center or the leased premises. No curtains, blinds, shades or screens visible from the exterior of the Center or visible from the exterior of the leased premises, shall be attached to or hung in, or used in connection with any window or door of the leased premises without the prior written consent of Landlord. Such curtains, blinds, shades, screens or other fixtures must be of a quality, type, design and color, and attached in the manner approved by Landlord.

    3. Tenant, its servants, employees, customers, invitees and guests shall not obstruct common areas of the Center. Tenant shall not place objects against glass partitions or doors or windows which would be unsightly from the Center common areas or from the exterior of the Center, and will promptly remove any such objects upon notice from Landlord.

    4. Tenant shall not make excessive noises, cause disturbances or vibrations or use or operate any electrical or mechanical devices that emit excessive sound or other waves or disturbances or create obnoxious odors, any of which may be offensive to the other tenants and occupants of the Center, or that would interfere with the operation of any device, equipment, radio, television broadcasting or reception from or within the Center or elsewhere, and shall not place or install any projections, antennas, aerials or similar devices inside or outside of the leased premises or on the Center.

    5. Tenant shall not waste electricity, water or air conditioning furnished by Landlord, if any, and shall cooperate fully with Landlord to insure the most effective operation of the Center's heating and air conditioning systems.

    6. Tenant assumes full responsibility for protecting its space from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the leased premises closed and secured after normal business hours.

    7. In no event shall Tenant bring into the Center inflammables, such as gasoline, kerosene, naphtha and benzine, or explosives or any other article of intrinsically dangerous nature. If, by reason of the failure of Tenant to comply with the provisions of this paragraph, any insurance premium for all or any part of the Center shall at any time be increased, Tenant shall make immediate payment of the whole of the increased insurance premium, without waiver of any of the Landlord's other rights at law or in equity for Tenant's breach of this lease.

    8. Tenant shall comply with all applicable federal, state and municipal laws, ordinances and regulations, and building rules, and shall not directly or indirectly make any use of the leased premises which may be prohibited by any of the foregoing or which may be dangerous to persons or property or may increase the cost of insurance or require additional insurance coverage.

    9. Landlord shall have the right to prohibit any advertising by Tenant which in Landlord's reasonable opinion tends to impair the reputation of the Center or its desirability as a shopping center, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

    10. The leased premises shall not be used for cooking (as opposed to hearing of food), lodging, sleeping or for any immoral or illegal purpose.

    11. Unless expressly permitted by the Landlord, no additional locks or similar devices shall be attached to any door or window and no keys other than those provided by the Landlord shall be made for any door. If more than two keys for one lock are desired by the Tenant, the Landlord may provide the same upon payment by the Tenant. Upon termination of this lease or of the Tenant's possession, the Tenant shall surrender all keys of the leased premises and shall explain to the Landlord all combination locks on safes, cabinets and vaults.

    12. Any carpeting cemented down shall be installed with a releasable adhesive. In the event of a violation of the foregoing by Tenant, Landlord may charge the expenses incurred by such removal to Tenant.

    13. The water and wash closets, drinking fountains and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, coffee grounds or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the Tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same. No person shall waste water by interfering or tampering with the faucets or otherwise.

    14. No electrical or other wires for any purpose shall be brought into the leased premises without Landlord's written permission specifying the manner in which the same may be done. Tenant shall not overload any utilities serving the leased premises.

    15.  No dog or other animal shall be allowed in the Center by Tenant.

    16. All loading, unloading, receiving or delivery of goods, supplies or disposal of garbage or refuse shall be made only through entryways provided for such purposes. Tenant shall be responsible for any damage to the Center or the property of its employees or others and injuries sustained by any person whomsoever resulting from the use or moving of such articles in or out of the leased premises, and shall make all repairs and improvements required by Landlord or governmental authorities in connection with the use or moving of such articles.

    17. All safes, equipment or other heavy articles shall be carried in or out of the leased premises only in such manner as shall be prescribed in writing by Landlord, and Landlord shall in all cases have the right to specify the proper position of any such safe, equipment or other heavy article, which shall only be used by Tenant in a manner which will not interfere with or cause damage to the leased premises or the Center in which it is located, or to the other tenants or occupants of the Center. Tenant shall be responsible for any damage to the building or the property of its employees or others and injuries sustained by any person whomsoever resulting from the use or moving of such articles in or out of the leased premises, and shall make all repairs and improvements required by Landlord or governmental authorities in connection with the use or moving of such articles.

    18. Canvassing, soliciting, and peddling in or about the Center is prohibited and Tenant shall cooperate to prevent the same.

    19. Wherever in these Building Rules and Regulations the word "Tenant" occurs, it is understood and agreed that it shall mean Tenant's associates, employees, agents, clerks, servants, invitees, and visitors. Wherever in these Building Rules and Regulations the word "Landlord" occurs, it is understood and agreed that it shall mean Landlord's successors, assigns, agents, clerks, servants, and visitors.

    20. Landlord shall have the right to enter the leased premises at hours convenient to the Tenant for the purpose of exhibiting the same to prospective tenants within the one hundred twenty (120) day period prior to the expiration of this lease, and may place signs advertising the leased premises for rent on the exterior of said leased premises at any time within said period.

    21. Tenant, its servants, employees, customers, invitees, and guests shall, when using the parking facilities in and around the Center, observe and obey all signs regarding fire lanes and no parking zones, and when parking always park between the designated lines. Landlord reserves the right to tow away, at the expense of the owner, any vehicle which is improperly parked or parked in a no parking zone. All vehicles shall be parked at the sole risk of the owner, and Landlord assumes no responsibility for any damage to or loss of vehicles. No vehicle shall be parked overnight.

    22. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Center during the continuance of the same by blocking the doors or otherwise, for the safety of the tenants or the protection of the Center and the property therein. Landlord shall in no case be liable for damages for any error or other action taken with regard to the admission to or exclusion from the Enter of any person.

    23. All entrance doors to the leased premises shall be locked when the leased premises is not in use. All common corridor doors, if any, shall also be closed during times when the air conditioning equipment in the Center is operating so as not to dissipate the effectiveness of the system or place an overload thereon.

    24. Tenant and Tenant's servants, employees, agents, visitors and licensees shall observe faithfully and comply strictly with the foregoing rules and regulations and such other and further appropriate rules and regulations as Landlord or Landlord's agent may from time to time adopt. Notice of any additional rules and regulations shall be given in such manner as Landlord may elect.

    25. Landlord reserves the right at any time and from time to time to rescind, alter or waive, in whole or in part, any of these Rules and Regulations when it is deemed necessary, desirable, or proper, in Landlord's judgment, for its best interest or for the best interest of the tenants of the Center.